Exhibit 10.27(a)

Clarifying Amendment to 2013 Equity Incentive Plan Resolutions

WHEREAS, the Corporation sponsors the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan (the “EIP”);

WHEREAS, the Board has determined that it is in the best interest of the Corporation to adopt a clarifying amendment to the EIP to confirm that an Award Agreement (as defined in the EIP) may provide for payment terms with respect to dividend equivalent rights that are different from the default payment timing provision in Section 9.4 of the EIP and consistent with the provisions of the award agreements previously approved by the Board; and

WHEREAS, pursuant to Section 15.2 of the EIP, the Board may from time to time and in any respect, amend, modify, suspend or terminate the EIP; provided, that, no amendment, modification, suspension or termination of the EIP shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferred of the Award.

NOW, THEREFORE, BE IT RESOLVED, that, the Board hereby authorizes, approves and adopts the Clarifying Amendment to the EIP, substantially in the form attached hereto as Exhibit 1, with such changes therein as any of the Executive Officers may approve;

FURTHER RESOLVED, that the Executive Officers of the Corporation be, and hereby are, authorized, empowered and directed, in the name of and on behalf of the Corporation, to make all such arrangements, to take all such further action, to form any new entities, to cause to be prepared all such documents and to make all expenditures and incur all expenses and to execute and deliver, in the name of and on behalf of the Corporation, all agreements, instruments, certificates and documents, as they may deem necessary, appropriate or advisable in order to fully effectuate the purpose of each and all of the foregoing resolutions, and the execution by such Executive Officer of any such agreement, instrument, document or certificate or the payment of any such expenditures or expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefore from the Corporation and the approval and ratification by the Corporation of the agreement, instrument, document or certificate so executed, the expenses or expenditures so paid and the action so taken;

FURTHER RESOLVED, that any and all actions heretofore taken by an Executive Officer of the Corporation in connection with matters contemplated by the foregoing resolutions be, and they are hereby are, ratified and confirmed in all respects; and

FURTHER RESOLVED, for purposes of the foregoing resolutions, “Executive Officers” shall include the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, or any of them, of the Corporation.

Exhibit 1

CLARIFYING AMENDMENT

TO THE

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

THIS CLARIFYING AMENDMENT (this “Amendment”) is entered into as of April 25, 2014, for the purpose of amending that certain AMC Entertainment Holdings, Inc. (the “Company”) 2013 Equity Incentive Plan (the “Plan”), adopted as of December 23, 2013. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

WHEREAS, the Board has determined that it is in the best interest of the Company to amend the Plan to confirm that an Award Agreement may provide for payment terms with respect to dividend equivalent rights that are different from the default payment timing provision in Section 9.4 of the Plan; and

WHEREAS, pursuant to Section 15.2 of the Plan, the Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferred of the Award.

NOW, THEREFORE, the Plan shall be amended as set forth herein:

1.              Amendment.

(a) Section 9.4 of the Plan is hereby amended in its entirety as follows:

“Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion, and except as otherwise provided in an Award Agreement will be paid at the time the underlying Restricted Stock Unit is payable. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.”

2.              Miscellaneous.

Except as amended hereby, the Plan remains in full force and effect.